UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 31, 2008
NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26770 (Commission File Number)	22-2816046 (I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland (Addrss of principal executive offices)	20850 (Zip Code)
Registrant’s telephone number, including area code: (240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 31, 2008, the Board of Directors of Novavax, Inc. (the “Company”) amended and restated its Amended and Restated Change in Control Severance Benefit Plan (the “Change in Control Plan”) and its 2005 Stock Incentive Plan (the “Incentive Plan” and, collectively, the “Plans”) effective as of January 1, 2008. The amendments were intended to conform the Plans to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Specifically, the Change in Control Plan was amended to clarify provisions relating to the types of benefits available under the Change in Control Plan and the timing of the payment of such benefits. The Incentive Plan was amended to clarify the timing of the payment of certain types of awards.
The foregoing descriptions of the Change in Control Plan and Incentive Plan, as amended, are qualified in their entirety by reference to the Plans which are attached to this Current Report on Form 8-K as Exhibits 10.1and 10.2, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibits

10.1	Novavax, Inc. Amended and Restated Change in Control Severance Benefit Plan

10.2	Novavax, Inc. Amended and Restated 2005 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc. (Registrant)
January 5, 2009	By:	/s/ Len Stigliano
		Name:	Len Stigliano
		Title:	Vice President, Chief Executive Officer and Treasurer

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